UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2015
Kemper Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2015, the Board of Directors (the “Board”) of Kemper Corporation (the “Company”) determined that two Board members, Wayne Kauth and Richard C. Vie, will not stand for re-election at the 2015 Annual Meeting of Shareholders, and will retire from the Board on May 6, 2015, the last day of the current term for all Board members.

On February 4, 2015, the Board elected George N. Cochran and Kathleen M. Cronin to the Board of Directors, appointed Mr. Cochran as a member of the Audit Committee of the Board, and appointed Ms. Cronin as a member of the Audit Committee and the Nominating & Corporate Governance Committee of the Board, effective February 4, 2015.

Both Mr. Cochran and Ms. Cronin will be entitled to participate in Kemper's non-employee director compensation program, which is described in Kemper's Proxy Statement for the 2014 Annual Meeting of Shareholders on file with the Securities and Exchange Commission (“SEC”). There is no arrangement or understanding with either Mr. Cochran or Ms. Cronin pursuant to which they were selected as directors, and there are no transactions involving Mr. Cochran, Ms. Cronin or any member of his or her immediate family that would require disclosure by the Company under Item 404(a) of SEC Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	February 6, 2015	/s/ Frank J. Sodaro
Frank J. Sodaro
Senior Vice President and Chief Financial Officer